UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2008

Resource America, Inc.
(Exact name of registrant as specified in its chapter)

Delaware	0-4408	72-0654145
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Crescent Drive, Suite 203 Navy Yard Corporate Center Philadelphia, PA		19112
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 215-546-5005

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 19, 2008, Resource America, Inc. (NASDAQ: REXI) (the "Company"), entered into an amendment (the “Fifth Amendment”) to its Loan and Security Agreement dated as of May 24, 2007 with TD Bank, N.A. (successor by merger to Commerce Bank, N.A.).  The Fifth Amendment reduces the minimum net worth the Company is required to maintain for the period from December 31, 2008 through March 30, 2009 to $135,000,000 from $140,000,000.

Item 9.01 Financial Statements and Exhibits

       (d)  Exhibits

Exhibit No.	Description
10.1	Fifth Amendment to Loan and Security Agreement dated December 19, 2008 by and among Resource America, Inc. and TD Bank, N.A. (successor by merger to Commerce Bank, N.A.).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Resource America, Inc.

Date: December 24, 2008	/s/ Thomas C. Elliott Thomas C. Elliott Senior Vice President - Finance and Operations

 EXHIBIT INDEX

Exhibit No.	Description
10.1	Fifth Amendment to Loan and Security Agreement dated December 19, 2008 by and among Resource America, Inc. and TD Bank, N.A. (successor by merger to Commerce Bank, N.A.).